UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 17, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 29, 2019, PG&E Corporation (the “Corporation”) and Pacific Gas and Electric Company (the “Utility,” and together with the Corporation, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”).  The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”).  On March 16, 2020, the Debtors, certain funds and accounts managed or advised by Abrams Capital Management, L.P. (“Abrams”), and certain funds and accounts managed or advised by Knighthead Capital Management, LLC (“Knighthead” and, together with Abrams, the “Shareholder Proponents”) filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated March 16, 2020 with the Bankruptcy Court (as may be amended, modified or supplemented from time to time, the “Plan”).

2018 Camp Fire Criminal Investigations

On March 17, 2020, the Utility entered into a Plea Agreement and Settlement (the “Agreement”) with the People of the State of California, by and through the Butte County District Attorney’s office (the “People” and the “Butte DA,” respectively) to resolve the criminal prosecution of the Utility in connection with the 2018 Camp fire.  Subject to the terms and conditions of the Agreement, the Utility has agreed to plead guilty to 84 counts of involuntary manslaughter in violation of Cal. Penal Code § 192(b) and one count of unlawfully causing a fire in violation of Cal. Penal Code § 452, and to admit special allegations pursuant to Cal. Penal Code §§ 452.1(a)(2), 452.1(a)(3) and 452.1(a)(4).  Upon approval and acceptance of the Agreement by the Butte County Superior Court and the Bankruptcy Court, the People have agreed not to prosecute any other criminal charges related to or arising out of the 2018 Camp fire against the Utility, PG&E Corporation or any of their subsidiaries, including PG&E Corporation and the Utility as reorganized pursuant to the Chapter 11 Cases.

Pursuant to the Agreement, the Utility will be sentenced to pay the maximum total fine and penalty of approximately $3.5 million.  The Agreement provides that no other or additional sentence will be imposed on the Utility in the criminal action in connection with the 2018 Camp fire.  The Utility has also agreed to pay $500,000 to the Butte County District Attorney Environmental and Consumer Protection Fund to reimburse costs spent on the investigation of the 2018 Camp fire.

As a result of the criminal plea, certain Camp fire victims may have rights to restitution pursuant to Cal. Penal Code § 1202.4.  The Plan classifies claims for restitution as either “HoldCo Fire Victim Claims” or “Utility Fire Victim Claims” which are to be satisfied from the “Fire Victim Trust” to be established under the Plan.  Pursuant to the Agreement, the People have agreed not to oppose any effort by the Utility to seek the discharge of claims for restitution pursuant to Cal. Penal Code § 1202.4 in the Chapter 11 Cases made on the grounds that such claims are satisfied pursuant to the Utility’s existing settlement agreements with individuals and public entities holding wildfire-related claims and the Plan.  The Agreement also provides for the full and final satisfaction, release, and discharge of proofs of claim filed by the People in the Chapter 11 Cases.

Pursuant to the Agreement, the Utility may withdraw the plea if, among other things, (a) the Agreement is not approved by the Butte County Superior Court, or (b) the Agreement is not approved by the Bankruptcy Court or the Plan is not confirmed by the Bankruptcy Court on or before June 30, 2020 or does not become effective in accordance with the terms thereof.  If the plea is withdrawn by the Utility, the indictment referenced in the Agreement shall remain.

Simultaneous with entry into the Agreement, but separate from such Agreement, the Utility has committed to spend up to $15 million over five years to provide water to Butte County residents impacted by damage to the Utility’s Miocene Canal caused by the 2018 Camp fire.  In addition, the Utility has separately consented to the Butte DA consulting, sharing information with and receiving information from the monitor overseeing the Utility’s probation related to the San Bruno explosion through the expiration of the Utility’s term of probation, and in no event until later than January 31, 2022. This consent is subject to the approval of the federal court overseeing the Utility’s probation and the monitor.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

Case Resolution Contingency Process

As previously disclosed, in response to the concerns raised by California Governor Gavin Newsom (the “Governor”), the Debtors have committed to a number of changes in connection with the Plan regarding governance, operations and financial structure, together designed to prioritize safety and expedite the Debtors’ successful emergence from Chapter 11.  On March 20, 2020, the Debtors filed a motion (the “Motion”) with the Bankruptcy Court for entry of an order approving a case resolution contingency process to address the circumstance in which the Plan is not confirmed or fails to go effective in accordance with certain required dates (the “Case Resolution Contingency Process”).  As further described in the Motion, the Case Resolution Contingency Process contemplates a process for the sale of PG&E Corporation or the Utility in the event that the Plan is not confirmed or fails to go effective in accordance with certain required dates, including the appointment of a Chief Transition Officer to manage such process.  The Case Resolution Contingency Process also contemplates an operational observer selected by the state of California.

In addition, the Motion sets forth certain other commitments by the Debtors in connection with the confirmation process and implementation of the Plan, including among other things, limitations on the ability of PG&E Corporation to pay dividends; commitments by the Utility with respect to cost recovery of amounts paid in respect of “Fire Claims” under the Plan; the terms of a purchase option in favor of the state of California (which would be exercisable only in limited circumstances); and commitments with respect to the Utility’s utilization of wildfire-related net operating losses.

The Motion is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Also on March 20, 2020, the Governor filed a responsive pleading in the Bankruptcy Court stating that, assuming the Bankruptcy Court grants the Motion and the California Public Utilities Commission (“CPUC”) approves the Plan with the governance, financial and operational provisions submitted to the CPUC by the Utility or otherwise agreed by the Utility, with any modifications the CPUC believes appropriate or necessary, the Plan “will, in the Governor’s judgment, be compliant with AB 1054.”  The Governor’s pleading also states that “a rate neutral securitization pursuant to Senate Bill 901 …would, in [the Governor’s] judgment, be in the public interest….”  A hearing in the Bankruptcy Court to consider approval of the Motion is currently scheduled for April 7, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Plea Agreement and Settlement, dated March 17, 2020
99.1	Motion for Entry of an Order Approving Case Resolution Contingency Process, filed with the Bankruptcy Court on March 20, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: March 23, 2020	By:	/s/ JANET C. LODUCA
		Name:	Janet C. Loduca
		Title:	Senior Vice President and General Counsel

PACIFIC GAS AND ELECTRIC COMPANY

Date: March 23, 2020	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, Deputy General Counsel, and Corporate Secretary